Exhibit 55

T-Mobile US, Inc.

Lock-Up Agreement

June 22, 2020

Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re:  T-Mobile US, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement  (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with T-Mobile US, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), except as expressly permitted herein, the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a

“Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, other than the Company-DT Call Option, between T-Mobile Agent LLC and Deutsche Telekom AG, to be dated June 22, 2020 (the “Company-DT Call Option”) and the SB-DT Call Option, between Project 6 L.L.C. and Deutsche Telekom AG, to be dated June 22, 2020 (the “SB-DT Call Option” and, together with the Company-DT Call Option, each a “Call Option”). For purposes of this Lock-Up Agreement, the Company shall be deemed not to be an “affiliate” of the undersigned. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may Transfer the undersigned’s shares of Common Stock of the Company (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) through the pledge, hypothecation or other granting of a security interest in Shares to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares or thereafter, provided that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing it of any public filing, report or announcement made by or on behalf of the Company or the undersigned with respect thereto, (iv) to any controlled affiliate of the undersigned, provided that (A) any such transfer shall not involve a disposition for value, (B) no filing under Section 16(a) of the Exchange Act or other public disclosure reporting a reduction in beneficial ownership of securities of the Company shall be required or shall be voluntarily made during the Lock-Up Period and (C) the transferee agrees in writing to be bound by the restrictions set forth herein, (v) through the direct or indirect Transfer of the undersigned’s rights or economics pursuant to any Call Option (including writing any back-to-back options or warrants, issuing or granting any other securities or Derivative Instruments or entering into any other agreements or arrangements, in each case with respect to any Call Options or economic interests therein), (vi) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under clauses (i) through (v) above, (vii) as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction or (viii) with the prior written consent of the Representatives on behalf of the Underwriters.

In connection with any Transfers pursuant to clauses (i) through (iv) above, no voluntary announcement announcing such Transfer shall be made by the undersigned. Furthermore, in connection with any Transfers pursuant to clauses (i), (ii), (iv), (v), (vi) and (vii) above, it shall be a condition to the Transfer that if any filing made under the Exchange Act (or required announcement under the laws of another jurisdiction) in connection with such Transfer shall be legally required during the Lock-Up Period, such filing or announcement shall clearly indicate in the text or footnotes thereto the nature and conditions of such Transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clauses (i) through (viii) of the preceding paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Common Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Underwriter that it does not intend to proceed with the Offering or (iv) the Offering is not consummated within 45 days of the date of this Lock-Up Agreement, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns, except as otherwise contemplated by this Lock-Up Agreement.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Authorized Signature

Title

[Signature Page to DT Lock-Up Agreement]